UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 13, 2016

Arena Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-31161	23-2908305
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6154 Nancy Ridge Drive, San Diego, California 92121
(Address of principal executive offices) (Zip Code)
858.453.7200
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, “Arena Pharmaceuticals,” “Arena,” “Company,” “we,” “us” and “our” refer to Arena Pharmaceuticals, Inc., and/or one or more of our wholly owned subsidiaries, unless the context otherwise provides. Arena Pharmaceuticals® and Arena® are registered service marks of Arena Pharmaceuticals, Inc.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Principal Financial Officer
On June 13, 2016, our Board of Directors, or Board, appointed Kevin R. Lind as Executive Vice President and Chief Financial Officer (as well as our principal financial officer), effective June 15, 2016. Mr. Lind will report to Amit D. Munshi, our President and Chief Executive Officer, who had also served as our interim principal financial officer until June 15, 2016.
Mr. Lind, 40, joins Arena from TPG Special Situations Partners, a global investment firm, where he was a Principal focused on healthcare since January 2009. Mr. Lind was a member of the TPG Pharma Partners effort at TPG-Axon, a global investment firm, from 2006 to 2008. He served in various capacities as a healthcare investment banker at Lehman Brothers, Inc., a former global financial services firm, from 1998 to 2002 and 2004 to 2006. Mr. Lind received a B.S. from Stanford University in Biological Sciences and an M.B.A. from UCLA Anderson School of Management.
In connection with his appointment as Executive Vice President and Chief Financial Officer, Mr. Lind and we entered into an employment agreement. Pursuant to the employment agreement, Mr. Lind is entitled to: (i) an annual base salary of $400,000; (ii) participation under our Annual Incentive Plan with a target bonus of up to 50% of his then-current base salary; (iii) an option to purchase up to 800,000 shares of our common stock under our 2013 Long-Term Incentive Plan, as amended, subject to a four-year vesting period; and (iv) participation under our Amended and Restated Severance Benefit Plan, as amended by Amendment No. 1 on June 15, 2016, to include Mr. Lind in the plan with a severance period of 18 months. In addition, we will pay up to $50,000 of Mr. Lind’s qualified moving expenses for relocation to the San Diego area, with any unused portion to be paid as a bonus in 2017.
The foregoing summaries of the employment agreement and the severance benefit plan do not purport to be complete and are qualified in their entirety by reference to the complete employment agreement and severance benefit plan, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.
There are no arrangements or understandings between Mr. Lind and any other persons pursuant to which he was selected as our Executive Vice President and Chief Financial Officer. There are also no family relationships between Mr. Lind and any of our directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Amendment to 2013 Long-Term Incentive Plan
On June 13, 2016, in connection with Mr. Lind’s appointment as Executive Vice President and Chief Financial Officer, our Board approved an amendment to our 2013 Long-Term Incentive Plan, or LTIP, to reserve 800,000 shares of common stock (in addition to the 3,800,000 shares it previously reserved in connection with inducement awards) exclusively for the grant of stock awards to employees who have not previously been one of our employees or directors, except following a bona fide period of non-employment, as an inducement material to the individual’s entering into employment with us within the meaning of Rule 5635(c)(4) of the NASDAQ Listing Rules. The LTIP was amended by our Board without stockholder approval pursuant to Rule 5635(c)(4) of the NASDAQ Listing Rules.
The foregoing summary of the amendment to our LTIP does not purport to be complete and is qualified in its entirety by reference to our LTIP, as amended, a copy of which is attached as Exhibit 99.1 to the registration statement on Form S-8 we filed with the Securities and Exchange Commission on June 14, 2016, Commission File No. 333-212012.
Item 7.01 Regulation FD Disclosure.
On June 13, 2016, in connection with the appointment of Mr. Munshi to our Board of Directors, our Board increased the size of our Board from eight to nine directors.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment agreement, dated as of June 14, 2016, between Arena and Kevin R. Lind
10.2
Amendment No. 1, effective June 13, 2016, to Amended and Restated Severance Benefit Plan, effective May 9, 2016, and, as amended, providing benefits for Drs. Audet, Behan and Shanahan and Messrs. Lind, Mezzino and Spector

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2016	Arena Pharmaceuticals, Inc.

	By:	/s/ Amit D. Munshi
Amit D. Munshi
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment agreement, dated as of June 14, 2016, between Arena and Kevin R. Lind
10.2
Amendment No. 1, effective June 13, 2016, to Amended and Restated Severance Benefit Plan, effective May 9, 2016, and, as amended, providing benefits for Drs. Audet, Behan and Shanahan and Messrs. Lind, Mezzino and Spector